Exhibit 99.1

UNITY BANCORP INC

For Immediate Release
Unity Bancorp, Inc. (NASDAQ: UNTY)
October 11, 2024

News Media & Financial Analyst Contact:
George Boyan, EVP & CFO
(908) 713-4565

Unity Bancorp Reports Quarterly Earnings of $10.9 Million

Net Income
(In Millions)
$11.5
$11.0
$10.5
$10.0
$9.5
$9.0
$8.5
$8.0
9.9
9.8
9.6
9.5
10.9
3Q 23
4Q 23
1Q 24
2Q 24
3Q 24

Dil. EPS
$1.07
$0.14 Q/Q
ROA
1.76%
20 bps Q/Q
ROE
15.55%
148 bps Q/Q
NIM
4.16%
15 bps Q/Q

James A. Hughes, President & CEO, commented on the financial results:

"We are excited to announce the highest quarterly earnings results in the Unity Bancorp Inc.'s history. For the quarter, we achieved $10.9 million of net income, equivalent to $1.07 per diluted share. Our net interest margin expanded to 4.16% and we delivered an impressive ROA of 1.76% and ROE of 15.55%.

In the third quarter, our organization demonstrated its commitment to granting credit to small and medium-sized businesses operating in our local communities. Gross loans grew $46.9 million, or 2.2%, and commercial loans grew $50.6 million, or 3.8%, sequentially.

We have also benefited from continued deposit momentum, with customer deposits growing $42.6 million, or 2.4% sequentially. Deposits will continue to be the fuel that enables our credit growth. We look forward to continuing to support our communities by growing loans and deposits in tandem.

In September, the Federal Reserve cut short-term interest rates 50 basis points, signaling a change to the operating environment. At Unity, we are able to maintain strong profitability metrics in all interest rate scenarios. We will continue to manage our interest rate sensitivity, maintain a conservative capital position and ensure ample liquidity levels. Our asset quality ratios remain favorable and we closely monitor and manage our nonperforming and past-due credit relationships.

Lastly, our strong financial results are a reflection of our talented employee base. Their hard work and dedication to our company significantly support the local economies of the communities we serve."

Clinton, NJ -- Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $10.9 million, or $1.07 per diluted share, for the quarter ended September 30, 2024, compared to net income of $9.5 million, or $0.93 per diluted share for the quarter ended June 30, 2024. This represents a 15.3% increase in net income and a 15.1% increase in net income per diluted share.  For the nine months ended September 30, 2024, Unity Bancorp reported net income of $29.9 million, or $2.94 per diluted share, compared to net income of $29.9 million, or $2.88 per diluted share, for the nine months ended September 30, 2023. This represents no change in net income and a 2.1% increase in net income per diluted share, reflecting the Company’s repurchase of outstanding shares.

Third Quarter Earnings Highlights

●	Net interest income, the primary driver of earnings, was $24.9 million for the quarter ended September 30, 2024, an increase of $1.5 million, as compared to $23.4 million for the quarter ended June 30, 2024. Net interest margin (“NIM”) increased 15 basis points to 4.16% for the quarter ended September 30, 2024, compared to the quarter ended June 30, 2024. The increase was primarily due to the yield on interest-earning assets increasing and the cost of interest-bearing liabilities decreasing slightly.
●	The provision for credit losses on loans was $1.0 million for the quarter ended September 30, 2024, compared to $0.3 million for the quarter ended June 30, 2024. The provision in the current quarter was primarily driven by loan growth.
●	Noninterest income was $2.8 million for the quarter ended September 30, 2024, compared to $2.0 million for the quarter ended June 30, 2024. The $0.8 million increase was primarily due to increased net securities gains, gain on sale of mortgage loans, service & loan fee income and branch fee income. The increase was partially offset by lower gain on sale of SBA loans and other income. The Bank sold $0.9 million of SBA loans during the quarter ended September 30, 2024, compared to $3.9 million during the quarter ended June 30, 2024.
●	Noninterest expense was $12.0 million for the quarter ended September 30, 2024, which was flat compared to the prior quarter. The increase in compensation & benefits and other expenses was offset by decreases in loan related expenses, deposit insurance and professional services.
●	The effective tax rate was 25.1% for the quarter ended September 30, 2024, compared to 24.7% for the quarter ended June 30, 2024.

Balance Sheet Highlights

●	Total gross loans increased $45.3 million, or 2.1%, from December 31, 2023, primarily due to increases in the commercial loan category. This was partially offset by decreases in the residential construction and residential mortgage categories.
●	As of September 30, 2024, the allowance for credit losses as a percentage of gross loans was 1.22%.
●	Total deposits increased $122.0 million, or 6.3%, from December 31, 2023. As of September 30, 2024, 19.1% of total deposits were uninsured or uncollateralized. The Company’s deposit composition as of September 30, 2024, consisted of 20.7% in noninterest bearing demand deposits, 15.9% in interest-bearing demand deposits, 27.4% in savings deposits and 36.0% in time deposits.
●	As of September 30, 2024, the loan to deposit ratio was 108.4%, representing a continued reduction from 112.9% as of December 31, 2023.
●	As of September 30, 2024, investments comprised 5.5% of total assets. Available for sale debt securities (“AFS”) were $97.7 million or 3.7% of total assets. Held to maturity (“HTM”) debt securities were $36.2 million or 1.4% of total assets. As of September 30, 2024, pre-tax net unrealized losses on AFS and HTM were $3.3 million and $5.7 million, respectively. These pre-tax unrealized losses represent approximately 3.1% of the Company’s Tier 1 capital. Equity securities were $9.8 million or 0.4% of total assets as of September 30, 2024.
●	Borrowed funds decreased $89.6 million from December 31, 2023. Borrowed funds were entirely comprised of borrowings from the FHLB.
●	Shareholders’ equity was $284.3 million as of September 30, 2024, compared to $261.4 million as of December 31, 2023. The $22.9 million increase was primarily driven by 2024 earnings, partially offset by share repurchases and dividend payments. For the nine months ended September 30, 2024, Unity Bancorp repurchased 229,102 shares for approximately $6.2 million, or a weighted average price of $27.05 per share. For the three months ended September 30, 2024, Unity Bancorp repurchased 10,334 shares for approximately $0.3 million, or a weighted average price of $27.27 per share.
●	Book value per common share was $28.48 as of September 30, 2024, compared to $25.98 as of December 31, 2023. This increase primarily reflects earnings partially offset by dividend payouts.
●	Below is a summary of Unity Bancorp’s regulatory capital ratios:
o	The Leverage Ratio increased 80 basis points to 11.94% at September 30, 2024, compared to 11.14% at December 31, 2023.
o	The Common Equity Tier 1 Capital Ratio increased 80 basis points to 13.50% at September 30, 2024, compared to 12.70% at December 31, 2023.
o	The Tier 1 Capital Ratio increased 80 basis points to 13.98% at September 30, 2024, compared to 13.18% at December 31, 2023.

o	The Total Capital Ratio increased 80 basis points, to 15.23% at September 30, 2024, compared to 14.43% at December 31, 2023.
●	At September 30, 2024, the Company held $194.5 million of cash and cash equivalents. The Company also maintained approximately $569.4 million of funding available from various funding sources, including the FHLB, FRB Discount Window and other lines of credit. Additionally, the Company has the ability to pledge additional securities to further increase borrowing capacity. Total available funding plus cash on hand represented 195.9% of uninsured or uncollateralized deposits.
●	As of September 30, 2024, nonperforming assets were $15.9 million, compared to $19.2 million as of December 31, 2023 and $15.2 million as of June 30, 2024. As of September 30, 2024, nonperforming assets included $2.9 million related to debt securities available for sale. The ratio of nonperforming loans to total loans was 0.59% as of September 30, 2024. The ratio of nonperforming assets to total assets was 0.60% as of September 30, 2024.
●	In the third quarter of 2024, to hedge floating rate liability exposure, the Company entered into a forward starting pay-fix, receive-float interest rate swap which will commence in the first quarter of 2025, maturing in the first quarter of 2028. The interest rate swap, which qualifies for hedge accounting, is tied to the Secured Overnight Financing Rate (SOFR) for a notional amount of $20.0 million. The effective fixed rate interest rate obligation to the Company is 2.89%.

Other Highlights

❖	In August 2024, Unity Bancorp announced the approval of a new Share Repurchase Program, authorizing the Company to repurchase up to 500 thousand shares, or approximately 5.0% of its outstanding stock. The 2024 Share repurchase plan will commence after the completion of the 2023 Share Repurchase Plan. As of September 30, 2024, the Company had approximately 685 thousand shares remaining for repurchase.

❖	In August 2024, Unity Bancorp was once again recognized in the Top 25 Banks with less than $5 billion in assets listing as published by Bank Director magazine. Unity Bank is listed as the 13th best publicly traded bank in the nation and is 5th in Return on Assets.

❖	In the third quarter of 2024, Unity Bank awarded $50 thousand in grants to local small businesses through the FHLB Small Business Recovery Grant Program. These grants assist small businesses in overcoming challenges posed by inflation, supply chain constraints, rising energy costs and a volatile interest rate environment.

❖	In the third quarter of 2024, the Company’s CEO, James Hughes, was named as the 2024 Founders Award Recipient at the Center for Hope Charity Gala and will be honored on October 17th. The Center for Hope provides hospice and palliative care, grief and bereavement counseling and community outreach services to the communities it serves.

Unity Bancorp, Inc. is a financial services organization headquartered in Clinton, New Jersey, with approximately $2.6 billion in assets and $2.0 billion in deposits.  Unity Bank, the Company’s wholly owned subsidiary, provides financial services to retail, corporate and small business customers through its robust branch network located in Bergen, Hunterdon, Middlesex, Morris, Ocean, Somerset, Union and Warren Counties in New Jersey and Northampton County in Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com , or call 800-618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the Company’s control and could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as amended or supplemented by our subsequent filings with the SEC, as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, results of regulatory exams, and the impact of any health crisis or national disasters on the Bank, its employees and customers, among other factors.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

				September 30, 2024 vs.
				June 30, 2024	September 30, 2023
(In thousands, except percentages and per share amounts)	September 30, 2024	June 30, 2024	September 30, 2023%		%
BALANCE SHEET DATA
Total assets	$2,635,319	$2,597,707	$2,563,006	1.4%	2.8%
Total deposits	2,046,137	2,010,831	1,884,910	1.8	8.6
Total gross loans	2,217,393	2,170,535	2,173,190	2.2	2.0
Total securities	143,712	145,187	136,091	(1.0)	5.6
Total shareholders' equity	284,257	273,395	252,384	4.0	12.6
Allowance for credit losses	27,002	26,107	25,918	3.4	4.2

FINANCIAL DATA - QUARTER TO DATE
Income before provision for income taxes	$14,567	$12,552	$13,047	16.1	11.7
Provision for income taxes	3,662	3,098	3,097	18.2	18.2
Net income	$10,905	$9,454	$9,950	15.3	9.6

Net income per common share - Basic	$1.09	$0.94	$0.98	16.0	11.2
Net income per common share - Diluted	1.07	0.93	0.97	15.1	10.3

PERFORMANCE RATIOS - QUARTER TO DATE (annualized)
Return on average assets	1.76%	1.56%	1.61%
Return on average equity	15.55	14.07	15.84
Efficiency ratio**	44.23	47.10	46.59
Cost of funds	2.71	2.73	2.45
Net interest margin	4.16	4.01	3.96
Noninterest expense to average assets	1.94	1.98	1.93

FINANCIAL DATA - YEAR TO DATE
Income before provision for income taxes	$39,901		$39,946		(0.1)
Provision for income taxes	9,956		10,009		(0.5)
Net income	$29,945		$29,937		-

Net income per common share - Basic	$2.98		$2.92		2.1
Net income per common share - Diluted	2.94		2.88		2.1

PERFORMANCE RATIOS - YEAR TO DATE
Return on average assets	1.64%		1.64%
Return on average equity	14.72		16.38
Efficiency ratio**	46.25		45.67
Cost of funds	2.70		2.14
Net interest margin	4.09		4.06
Noninterest expense to average assets	1.97		1.93

SHARE INFORMATION
Market price per share	$34.06	$29.57	$23.43	15.2	45.4
Dividends paid (QTD)	0.13	0.13	0.12	-	8.3
Book value per common share	28.48	27.41	24.95	3.9	14.1
Average diluted shares outstanding (QTD)	10,148	10,149	10,258	-	(1.1)

UNITY BANCORP CAPITAL RATIOS
Total equity to total assets	10.79%	10.52%	9.85%	2.6	9.5
Leverage ratio	11.94	11.67	10.76	2.3	11.0
Common Equity Tier 1 Capital Ratio	13.50	13.31	12.16	1.4	11.0
Risk-based Tier 1 Capital Ratio	13.98	13.80	12.64	1.3	10.6
Risk-based Total Capital Ratio	15.23	15.05	13.88	1.2	9.7

CREDIT QUALITY AND RATIOS
Nonperforming assets	$15,879	$15,193	$18,307	4.5	(13.3)
QTD annualized net (chargeoffs)/recoveries to QTD average loans	(0.02)%	(0.04)%	(0.11)%
Allowance for credit losses to total loans	1.22	1.20	1.19
Nonperforming loans to total loans	0.59	0.56	0.84
Nonperforming assets to total assets	0.60	0.58	0.71

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

UNITY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

				September 30, 2024 vs.
				December 31, 2023	September 30, 2023
(In thousands, except percentages)	September 30, 2024	December 31, 2023	September 30, 2023%		%

ASSETS
Cash and due from banks	$28,892	$20,668	$26,224	39.8%	10.2%
Interest-bearing deposits	165,609	174,108	135,223	(4.9)	22.5
Cash and cash equivalents	194,501	194,776	161,447	(0.1)	20.5
Securities:
Debt securities available for sale, at market value	97,651	91,765	92,122	6.4	6.0
Debt securities held to maturity, at book value	36,225	36,122	35,956	0.3	0.7
Equity securities, at market value	9,836	7,802	8,013	26.1	22.8
Total securities	143,712	135,689	136,091	5.9	5.6
Loans:
SBA loans held for sale	14,621	18,242	19,387	(19.8)	(24.6)
SBA loans held for investment	37,904	38,584	40,873	(1.8)	(7.3)
SBA PPP loans	1,593	2,318	2,507	(31.3)	(36.5)
Commercial loans	1,368,763	1,277,460	1,276,156	7.1	7.3
Residential mortgage loans	623,529	631,506	628,628	(1.3)	(0.8)
Consumer loans	72,291	72,676	72,189	(0.5)	0.1
Residential construction loans	98,692	131,277	133,450	(24.8)	(26.0)
Total loans	2,217,393	2,172,063	2,173,190	2.1	2.0
Allowance for credit losses	(27,002)	(25,854)	(25,918)	4.4	4.2
Net loans	2,190,391	2,146,209	2,147,272	2.1	2.0
Premises and equipment, net	18,857	19,567	19,783	(3.6)	(4.7)
Bank owned life insurance ("BOLI")	25,619	25,230	25,223	1.5	1.6
Deferred tax assets	14,517	12,552	13,249	15.7	9.6
Federal Home Loan Bank ("FHLB") stock	14,584	18,435	19,882	(20.9)	(26.6)
Accrued interest receivable	12,913	13,582	16,101	(4.9)	(19.8)
Goodwill	1,516	1,516	1,516	-	-
Prepaid expenses and other assets	18,709	10,951	22,442	70.8	(16.6)
Total assets	$2,635,319	$2,578,507	$2,563,006	2.2%	2.8%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$423,968	$419,636	$425,436	1.0%	(0.3)%
Interest-bearing demand	325,264	312,208	297,326	4.2	9.4
Savings	524,607	497,491	507,401	5.5	3.4
Brokered deposits	214,679	268,408	238,939	(20.0)	(10.2)
Time deposits	557,619	426,397	415,808	30.8	34.1
Total deposits	2,046,137	1,924,140	1,884,910	6.3	8.6
Borrowed funds	266,798	356,438	388,610	(25.1)	(31.3)
Subordinated debentures	10,310	10,310	10,310	-	-
Accrued interest payable	1,765	1,924	1,412	(8.3)	25.0
Accrued expenses and other liabilities	26,052	24,265	25,380	7.4	2.6
Total liabilities	2,351,062	2,317,077	2,310,622	1.5	1.8
Shareholders' equity:
Common stock	102,886	100,426	99,741	2.4	3.2
Retained earnings	217,141	191,108	182,557	13.6	18.9
Treasury stock, at cost	(33,566)	(27,367)	(25,954)	22.7	29.3
Accumulated other comprehensive loss	(2,204)	(2,737)	(3,960)	(19.5)	(44.3)
Total shareholders' equity	284,257	261,430	252,384	8.7	12.6
Total liabilities and shareholders' equity	$2,635,319	$2,578,507	$2,563,006	2.2%	2.8%

Shares issued	11,570	11,424	11,411
Shares outstanding	9,980	10,063	10,115
Treasury shares	1,590	1,361	1,296

*NM=Not meaningful

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

				September 30, 2024 vs.
	For the three months ended			June 30, 2024		September 30, 2023
(In thousands, except percentages and per share amounts)	September 30, 2024	June 30, 2024	September 30, 2023	$	%	$	%
INTEREST INCOME
Interest-bearing deposits	$695	$435	$483	$260	59.8%	$212	43.9%
FHLB stock	164	180	364	(16)	(8.9)	(200)	(54.9)
Securities:
Taxable	1,904	1,749	1,848	155	8.9	56	3.0
Tax-exempt	17	17	17	-	-	-	-
Total securities	1,921	1,766	1,865	155	8.8	56	3.0
Loans:
SBA loans	1,153	1,276	1,379	(123)	(9.6)	(226)	(16.4)
SBA PPP loans	6	11	25	(5)	(45.5)	(19)	(76.0)
Commercial loans	22,283	21,160	20,299	1,123	5.3	1,984	9.8
Residential mortgage loans	9,657	9,316	8,462	341	3.7	1,195	14.1
Consumer loans	1,436	1,390	1,525	46	3.3	(89)	(5.8)
Residential construction loans	2,235	2,453	2,588	(218)	(8.9)	(353)	(13.6)
Total loans	36,770	35,606	34,278	1,164	3.3	2,492	7.3
Total interest income	39,550	37,987	36,990	1,563	4.1	2,560	6.9
INTEREST EXPENSE
Interest-bearing demand deposits	1,802	2,010	1,409	(208)	(10.3)	393	27.9
Savings deposits	3,605	3,349	2,590	256	7.6	1,015	39.2
Brokered deposits	2,039	2,181	2,212	(142)	(6.5)	(173)	(7.8)
Time deposits	6,186	5,832	3,429	354	6.1	2,757	80.4
Borrowed funds and subordinated debentures	1,062	1,191	3,817	(129)	(10.8)	(2,755)	(72.2)
Total interest expense	14,694	14,563	13,457	131	0.9	1,237	9.2
Net interest income	24,856	23,424	23,533	1,432	6.1	1,323	5.6
Provision for credit losses, loans	1,029	266	534	763	286.8	495	92.7
Provision for credit losses, off-balance sheet	51	13	22	38	292.3	29	131.8
Provision for credit losses, AFS securities	-	646	-	(646)	*NM	-	*NM
Net interest income after provision for credit losses	23,776	22,499	22,977	1,277	5.7	799	3.5
NONINTEREST INCOME
Branch fee income	420	266	278	154	57.9	142	51.1
Service and loan fee income	753	467	385	286	61.2	368	95.6
Gain on sale of SBA loans held for sale, net	70	305	-	(235)	(77.0)	70	*NM
Gain on sale of mortgage loans, net	549	266	488	283	106.4	61	12.5
BOLI income	135	189	679	(54)	(28.6)	(544)	(80.1)
Net securities gains (losses)	499	20	(123)	479	2,395.0	622	505.7
Other income	377	520	336	(143)	(27.5)	41	12.2
Total noninterest income	2,803	2,033	2,043	770	37.9	760	37.2
NONINTEREST EXPENSE
Compensation and benefits	7,274	7,121	7,440	153	2.1	(166)	(2.2)
Processing and communications	868	840	705	28	3.3	163	23.1
Occupancy	781	815	763	(34)	(4.2)	18	2.4
Furniture and equipment	803	819	645	(16)	(2.0)	158	24.5
Professional services	326	405	348	(79)	(19.5)	(22)	(6.3)
Advertising	465	397	405	68	17.1	60	14.8
Loan related expenses	223	351	215	(128)	(36.5)	8	3.7
Deposit insurance	245	321	397	(76)	(23.7)	(152)	(38.3)
Director fees	232	231	209	1	0.4	23	11.0
Other expenses	795	680	846	115	16.9	(51)	(6.0)
Total noninterest expense	12,012	11,980	11,973	32	0.3	39	0.3
Income before provision for income taxes	14,567	12,552	13,047	2,015	16.1	1,520	11.7
Provision for income taxes	3,662	3,098	3,097	564	18.2	565	18.2
Net income	$10,905	$9,454	$9,950	$1,451	15.3%	$955	9.6%

Effective tax rate	25.1%	24.7%	23.7%

Net income per common share - Basic	$1.09	$0.94	$0.98
Net income per common share - Diluted	1.07	0.93	0.97

Weighted average common shares outstanding - Basic	9,978	10,016	10,128
Weighted average common shares outstanding - Diluted	10,148	10,149	10,258
*NM=Not meaningful

UNITY BANCORP, INC.

YTD CONSOLIDATED STATEMENTS OF INCOME

	For the nine months ended September 30,		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2024	2023	$	%
INTEREST INCOME
Interest-bearing deposits	$1,549	$1,257	$292	23.2%
FHLB stock	624	1,037	(413)	(39.8)
Securities:
Taxable	5,503	5,385	118	2.2
Tax-exempt	53	55	(2)	(3.6)
Total securities	5,556	5,440	116	2.1
Loans:
SBA loans	3,762	4,186	(424)	(10.1)
SBA PPP loans	25	129	(104)	(80.6)
Commercial loans	64,273	56,320	7,953	14.1
Residential mortgage loans	28,192	25,103	3,089	12.3
Consumer loans	4,228	4,351	(123)	(2.8)
Residential construction loans	7,265	7,911	(646)	(8.2)
Total loans	107,745	98,000	9,745	9.9
Total interest income	115,474	105,734	9,740	9.2
INTEREST EXPENSE
Interest-bearing demand deposits	5,523	3,705	1,818	49.1
Savings deposits	10,097	6,138	3,959	64.5
Brokered deposits	6,516	5,631	885	15.7
Time deposits	16,718	7,556	9,162	121.3
Borrowed funds and subordinated debentures	4,499	11,740	(7,241)	(61.7)
Total interest expense	43,353	34,770	8,583	24.7
Net interest income	72,121	70,964	1,157	1.6
Provision for credit losses, loans	1,937	1,419	518	36.5
Provision (release) for credit losses, off-balance sheet	66	(62)	128	*NM
Provision for credit losses, AFS securities	646	-	646	*NM
Net interest income after provision for credit losses	69,472	69,607	(135)	(0.2)
NONINTEREST INCOME
Branch fee income	929	741	188	25.4
Service and loan fee income	1,677	1,379	298	21.6
Gain on sale of SBA loans held for sale, net	613	896	(283)	(31.6)
Gain on sale of mortgage loans, net	1,134	1,195	(61)	(5.1)
BOLI income	389	843	(454)	(53.9)
Net securities gains (losses)	573	(610)	1,183	193.9
Other income	1,238	1,131	107	9.5
Total noninterest income	6,553	5,575	978	17.5
NONINTEREST EXPENSE
Compensation and benefits	21,751	21,801	(50)	(0.2)
Processing and communications	2,615	2,172	443	20.4
Occupancy	2,394	2,312	82	3.5
Furniture and equipment	2,306	2,024	282	13.9
Professional services	1,167	1,071	96	9.0
Advertising	1,263	1,108	155	14.0
Loan related expenses	959	520	439	84.4
Deposit insurance	905	1,362	(457)	(33.6)
Director fees	709	629	80	12.7
Other expenses	2,055	2,237	(182)	(8.1)
Total noninterest expense	36,124	35,236	888	2.5
Income before provision for income taxes	39,901	39,946	(45)	(0.1)
Provision for income taxes	9,956	10,009	(53)	(0.5)
Net income	$29,945	$29,937	$8	-%

Effective tax rate	25.0%	25.1%

Net income per common share - Basic	$2.98	$2.92
Net income per common share - Diluted	2.94	2.88

Weighted average common shares outstanding - Basic	10,040	10,255
Weighted average common shares outstanding - Diluted	10,192	10,381
*NM=Not meaningful

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

	For the three months ended
(Dollar amounts in thousands, interest amounts and	September 30, 2024			September 30, 2023
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$50,232	$695	5.50%	$34,597	$483	5.54%
FHLB stock	7,530	164	8.67	15,485	364	9.32
Securities:
Taxable	141,682	1,904	5.38	135,132	1,848	5.47
Tax-exempt	1,579	18	4.48	1,692	18	4.27
Total securities (A)	143,261	1,922	5.37	136,824	1,866	5.45
Loans:
SBA loans	52,346	1,153	8.81	60,108	1,379	9.18
SBA PPP loans	1,641	6	1.51	2,523	25	3.94
Commercial loans	1,321,336	22,283	6.60	1,266,185	20,299	6.27
Residential mortgage loans	628,299	9,657	6.15	628,544	8,462	5.39
Consumer loans	70,740	1,436	7.94	75,246	1,525	7.93
Residential construction loans	99,865	2,235	8.76	139,045	2,588	7.28
Total loans (B)	2,174,227	36,770	6.62	2,171,651	34,278	6.18
Total interest-earning assets	$2,375,250	$39,551	6.62%	$2,358,557	$36,991	6.22%

Noninterest-earning assets:
Cash and due from banks	23,728			22,841
Allowance for credit losses	(26,406)			(26,478)
Other assets	93,000			100,428
Total noninterest-earning assets	90,322			96,791
Total assets	$2,465,572			$2,455,348

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$320,256	$1,802	2.24%	$302,800	$1,409	1.89%
Savings deposits	530,954	3,605	2.70	503,676	2,590	2.09
Brokered deposits	217,851	2,039	3.72	245,557	2,212	3.65
Time deposits	560,297	6,186	4.39	396,918	3,429	3.50
Total interest-bearing deposits	1,629,358	13,632	3.33	1,448,951	9,640	2.64
Borrowed funds and subordinated debentures	120,067	1,062	3.46	300,608	3,817	4.97
Total interest-bearing liabilities	$1,749,425	$14,694	3.34%	$1,749,559	$13,457	3.05%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	408,376			429,321
Other liabilities	28,761			27,192
Total noninterest-bearing liabilities	437,137			456,513
Total shareholders' equity	279,010			249,276
Total liabilities and shareholders' equity	$2,465,572			$2,455,348

Net interest spread		$24,857	3.28%		$23,534	3.17%
Tax-equivalent basis adjustment		(1)			(1)
Net interest income		$24,856			$23,533
Net interest margin			4.16%			3.96%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

	For the three months ended
(Dollar amounts in thousands, interest amounts and	September 30, 2024			June 30, 2024
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$50,232	$695	5.50%	$32,237	$435	5.43%
FHLB stock	7,530	164	8.67	7,951	180	9.12
Securities:
Taxable	141,682	1,904	5.38	140,501	1,749	4.98
Tax-exempt	1,579	18	4.48	1,571	18	4.55
Total securities (A)	143,261	1,922	5.37	142,072	1,767	4.97
Loans:
SBA loans	52,346	1,153	8.81	55,922	1,276	9.13
SBA PPP loans	1,641	6	1.51	1,782	11	2.49
Commercial loans	1,321,336	22,283	6.60	1,300,754	21,160	6.44
Residential mortgage loans	628,299	9,657	6.15	625,086	9,316	5.96
Consumer loans	70,740	1,436	7.94	69,943	1,390	7.86
Residential construction loans	99,865	2,235	8.76	112,272	2,453	8.64
Total loans (B)	2,174,227	36,770	6.62	2,165,759	35,606	6.50
Total interest-earning assets	$2,375,250	$39,551	6.62%	$2,348,019	$37,988	6.51%

Noninterest-earning assets:
Cash and due from banks	23,728			23,547
Allowance for credit losses	(26,406)			(26,202)
Other assets	93,000			90,971
Total noninterest-earning assets	90,322			88,316
Total assets	$2,465,572			$2,436,335

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$320,256	$1,802	2.24%	$337,629	$2,010	2.39%
Savings deposits	530,954	3,605	2.70	504,685	3,349	2.67
Brokered deposits	217,851	2,039	3.72	228,276	2,181	3.84
Time deposits	560,297	6,186	4.39	535,444	5,832	4.38
Total interest-bearing deposits	1,629,358	13,632	3.33	1,606,034	13,372	3.35
Borrowed funds and subordinated debentures	120,067	1,062	3.46	129,763	1,191	3.63
Total interest-bearing liabilities	$1,749,425	$14,694	3.34%	$1,735,797	$14,563	3.37%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	408,376			401,146
Other liabilities	28,761			29,139
Total noninterest-bearing liabilities	437,137			430,285
Total shareholders' equity	279,010			270,253
Total liabilities and shareholders' equity	$2,465,572			$2,436,335

Net interest spread		$24,857	3.28%		$23,425	3.14%
Tax-equivalent basis adjustment		(1)			(1)
Net interest income		$24,856			$23,424
Net interest margin			4.16%			4.01%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

YTD NET INTEREST MARGIN

	For the nine months ended
(Dollar amounts in thousands, interest amounts and	September 30, 2024			September 30, 2023
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$37,764	$1,549	5.48%	$34,068	$1,257	4.93%
FHLB stock	8,822	624	9.45	16,500	1,037	8.41
Securities:
Taxable	139,029	5,503	5.28	136,473	5,385	5.26
Tax-exempt	1,603	56	4.50	1,737	58	4.46
Total securities (A)	140,632	5,559	5.27	138,210	5,443	5.25
Loans:
SBA loans	55,451	3,762	9.05	62,802	4,186	8.89
SBA PPP loans	1,879	25	1.77	3,103	129	5.53
Commercial loans	1,301,303	64,273	6.49	1,230,752	56,320	6.03
Residential mortgage loans	626,286	28,192	6.00	621,971	25,103	5.38
Consumer loans	70,313	4,228	7.90	76,363	4,351	7.51
Residential construction loans	113,901	7,265	8.38	153,587	7,911	6.79
Total loans (B)	2,169,133	107,745	6.53	2,148,578	98,000	6.01
Total interest-earning assets	$2,356,351	$115,477	6.55%	$2,337,356	$105,737	6.05%

Noninterest-earning assets:
Cash and due from banks	23,499			22,516
Allowance for credit losses	(26,223)			(26,178)
Other assets	92,658			104,883
Total noninterest-earning assets	89,934			101,221
Total assets	$2,446,285			$2,438,577

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$327,544	$5,523	2.25%	$299,957	$3,705	1.65%
Total savings deposits	512,969	10,097	2.63	514,468	6,138	1.59
	229,862	6,516	3.79	237,390	5,631	3.16
Total time deposits	520,448	16,718	4.29	343,123	7,556	2.93
Total interest-bearing deposits	1,590,823	38,854	3.26	1,394,938	23,030	2.21
Borrowed funds and subordinated debentures	150,278	4,499	3.93	327,382	11,740	4.73
Total interest-bearing liabilities	$1,741,101	$43,353	3.33%	$1,722,320	$34,770	2.70%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	404,471			445,862
Other liabilities	28,883			26,016
Total noninterest-bearing liabilities	433,354			471,878
Total shareholders' equity	271,830			244,379
Total liabilities and shareholders' equity	$2,446,285			$2,438,577

Net interest spread		$72,124	3.22%		$70,967	3.35%
Tax-equivalent basis adjustment		(3)			(3)
Net interest income		$72,121			$70,964
Net interest margin			4.09%			4.06%

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR CREDIT LOSSES AND ASSET QUALITY SCHEDULES

Amounts in thousands, except percentages	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$26,107	$26,080	$25,854	$25,918	$25,988
Provision for credit losses on loans charged to expense	1,029	266	641	413	534
	27,136	26,346	26,495	26,331	26,522
Less: Chargeoffs
SBA loans	70	-	-	-	100
Commercial loans	46	138	98	252	500
Residential mortgage loans	-	-	-	-	-
Consumer loans	68	130	70	274	52
Residential construction loans	-	-	277	100	-
Total chargeoffs	184	268	445	626	652
Add: Recoveries
SBA loans	7	6	8	-	1
Commercial loans	9	12	12	23	10
Residential mortgage loans	-	-	-	4	-
Consumer loans	34	11	10	11	37
Residential construction loans	-	-	-	111	-
Total recoveries	50	29	30	149	48
Net (chargeoffs)/recoveries	(134)	(239)	(415)	(477)	(604)
Balance, end of period	$27,002	$26,107	$26,080	$25,854	$25,918

ASSET QUALITY INFORMATION:

Nonperforming loans:
SBA loans	$3,646	$3,813	$3,542	$3,444	$3,445
Commercial loans	3,674	2,321	2,415	1,948	750
Residential mortgage loans	5,053	5,336	7,440	11,272	10,530
Consumer loans	100	105	366	381	130
Residential construction loans	547	547	3,127	2,141	3,201
Total nonperforming loans	13,020	12,122	16,890	19,186	18,056
Debt securities available for sale	2,859	3,071	-	-	-
OREO	-	-	-	-	251
Nonperforming assets	15,879	15,193	16,890	19,186	18,307

Loans 90 days past due & still accruing	$-	$373	$138	$946	$265

Nonperforming loans to total loans	0.59%	0.56%	0.78%	0.88%	0.84
Nonperforming assets to total assets	0.60	0.58	0.66	0.74	0.71

Allowance for credit losses to:
Total loans at quarter end	1.22%	1.20%	1.20%	1.19%	1.19
Total nonperforming loans	207.39	215.37	154.41	134.75	143.54

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

(In thousands, except %'s, employee, office and per share amounts)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
SUMMARY OF INCOME:
Total interest income	$39,550	$37,987	$37,937	$37,758	$36,990
Total interest expense	14,694	14,563	14,096	13,727	13,457
Net interest income	24,856	23,424	23,841	24,031	23,533
Provision for credit losses	1,080	925	643	1,811	556
Net interest income after provision for credit losses	23,776	22,499	23,198	22,220	22,977
Total noninterest income	2,803	2,033	1,718	2,568	2,043
Total noninterest expense	12,012	11,980	12,132	11,740	11,973
Income before provision for income taxes	14,567	12,552	12,784	13,048	13,047
Provision for income taxes	3,662	3,098	3,198	3,278	3,097
Net income	$10,905	$9,454	$9,586	$9,770	$9,950

Net income per common share - Basic	$1.09	$0.94	$0.95	$0.97	$0.98
Net income per common share - Diluted	1.07	0.93	0.94	0.96	0.97

COMMON SHARE DATA:
Market price per share	$34.06	$29.57	$27.60	$29.59	$23.43
Dividends paid	0.13	0.13	0.13	0.12	0.12
Book value per common share	28.48	27.41	26.56	25.98	24.95

Weighted average common shares outstanding - Basic	9,978	10,016	10,127	10,066	10,128
Weighted average common shares outstanding - Diluted	10,148	10,149	10,276	10,209	10,258
Issued common shares	11,570	11,555	11,555	11,424	11,411
Outstanding common shares	9,980	9,975	10,044	10,063	10,115
Treasury shares	1,590	1,580	1,511	1,361	1,296

PERFORMANCE RATIOS (Annualized):
Return on average assets	1.76%	1.56%	1.58%	1.59%	1.61%
Return on average equity	15.55	14.07	14.49	15.12	15.84
Efficiency ratio**	44.23	47.10	47.57	43.06	46.59

BALANCE SHEET DATA:
Total assets	$2,635,319	$2,597,707	$2,568,088	$2,578,507	$2,563,006
Total securities	143,712	145,187	138,702	135,689	136,091
Total loans	2,217,393	2,170,535	2,174,457	2,172,063	2,173,190
Allowance for credit losses	27,002	26,107	26,080	25,854	25,918
Total deposits	2,046,137	2,010,831	1,961,270	1,924,140	1,884,910
Total shareholders' equity	284,257	273,395	266,761	261,430	252,384

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.62%	6.51%	6.51%	6.38%	6.22%
Interest-bearing liabilities	3.34	3.37	3.26	3.14	3.05
Net interest spread	3.28	3.14	3.25	3.24	3.17
Net interest margin	4.16	4.01	4.09	4.06	3.96

CREDIT QUALITY:
Nonperforming assets	$15,879	$15,193	$16,890	$19,186	$18,307
QTD annualized net (chargeoffs)/recoveries to QTD average loans	(0.02)%	(0.04)%	(0.08)%	(0.09)%	(0.11)%
Allowance for credit losses to total loans	1.22	1.20	1.20	1.19	1.19
Nonperforming loans to total loans	0.59	0.56	0.78	0.88	0.84
Nonperforming assets to total assets	0.60	0.58	0.66	0.74	0.71

UNITY BANCORP CAPITAL RATIOS
Total equity to total assets	10.79%	10.52%	10.39%	10.14%	9.85%
Leverage ratio	11.94	11.67	11.39	11.14	10.76
Common Equity Tier 1 Capital Ratio	13.50	13.31	12.90	12.70	12.16
Risk-based Tier 1 Capital Ratio	13.98	13.80	13.38	13.18	12.64
Risk-based Total Capital Ratio	15.23	15.05	14.63	14.43	13.88

Number of banking offices	21	21	21	21	21
Employee Full-Time Equivalent	222	217	217	232	232

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

Unity Bancorp, Inc

Loan Portfolio Composition

In thousands, except percentages	September 30, 2024%		December 31, 2023%
SBA Loans:
SBA loans held for sale	$14,621	0.6%	$18,242	0.8%
SBA loans held for investment	37,904	1.7%	38,584	1.8%
SBA PPP	1,593	0.1%	2,318	0.1%
Total SBA Loans	54,118	2.4%	59,144	2.7%
Commercial Loans
Commercial construction	132,363	6.0%	129,159	6.0%
SBA 504	45,307	2.0%	33,669	1.7%
Commercial & Industrial	139,635	6.3%	128,402	5.9%
Commercial Mortgage - Owner Occupied	559,275	25.2%	502,397	23.1%
Commercial Mortgage - Nonowner Occupied	412,722	18.6%	424,490	19.5%
Other	79,461	3.6%	59,343	2.7%
Total Commercial Loans	1,368,763	61.7%	1,277,460	58.9%

Residential Mortgage loans	623,529	28.1%	631,506	29.1%
Consumer Loans
Home equity	68,838	3.1%	67,037	3.0%
Consumer other	3,453	0.2%	5,639	0.3%
Total Consumer Loans	72,291	3.3%	72,676	3.3%

Residential Construction	98,692	4.5%	131,277	6.0%

Total Gross Loans	$2,217,393	100.0%	$2,172,063	100.0%